UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 _____________________

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2007

Belport Capital Fund LLC (Exact Name of Registrant as Specified in Charter)

Delaware	000-49775	04-3551830
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

The Eaton Vance Building 255 State Street Boston, Massachusetts 02109 (Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: 617-482-8260

Not Applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction
A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain
Officers.

On January 23, 2007, Andrew C. Frenette replaced Michelle A. Green as Chief Financial Officer of Belport Capital Fund LLC (the “Fund”). Ms. Green has served as the Fund’s Chief Financial Officer since 2003 and stepped down from the position to focus on her other responsibilities as a member of the Eaton Vance Management (“EVM”) Fund Administration team. Ms. Green will continue to be involved in the administration of the Fund.

Mr. Frenette, age 32, joined the EVM’s Real Estate Investment Group in April 2006 and is a Vice President of EVM, the Fund’s manager, and its subsidiary, Boston Management and Research. Mr. Frenette also has been appointed Chief Financial Officer of Belair Capital Fund LLC, Belcrest Capital Fund LLC, Belrose Capital Fund LLC and Belmar Capital Fund LLC. He serves as a Vice President of the Fund’s controlled subsidiary, Belport Realty Corporation (“BRC”), as well as the controlled real estate subsidiary of each of the other above-mentioned Funds. Prior to joining EVM, Mr. Frenette was Manager of Finance –Investments and Acquisitions for GE Real Estate, a business unit of GE Commercial Finance. As a member of the Eaton Vance organization, Mr. Frenette receives no compensation from the Fund or BRC for serving as an officer. He has no relationships or related party transactions with the Fund required to be disclosed pursuant to Item 404(a) of Regulation S-K.

                                                          SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Belport Capital Fund LLC

By: /s/Thomas E. Faust Jr.
Thomas E. Faust Jr.
Chief Executive Officer

Date: January 26, 2007